UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 21, 2020
Mitcham Industries, Inc.
_________________________________________
(Exact name of registrant as specified in its charter)

Texas	001-13490	76-0210849
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2002 Timberloch Place, Suite 400, The Woodlands, Texas		77380
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	936-291-2277
______________________________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock - $0.01 par value per share	MIND	The NASDAQ Stock Market LLC
Series A preferred Stock - $1.00 par value per share	MINDP	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [  ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chief Operating Officer

On April 21, 2020 (the “Effective Date”), the Board of Directors of Mitcham Industries, Inc. (the “Company”) appointed Dennis P. Morris to serve as Chief Operating Officer of the Company. Mr. Morris will perform the functions of the Company’s principal operating officer.

Mr. Morris, age 58, has extensive global experience in the maritime defense technology sector serving in senior executive positions at L3Harris Technologies from April 2018 to November 2019, the CEO role at SAFE Boats International from June 2013 to October 2017 and the CEO role at Allen Vanguard Corp. from December 2010 to June 2013, in addition to various executive roles at BAE Systems in both the U.K. and the U.S. During his career, Mr. Morris has been recognized for his success in developing complex engineered systems and solutions that drove organic growth and global market share. He is a former U.S. Navy Submarine Officer, serving in active duty from 1983 to 1991 and retiring from the Naval reserves in 1999, and held several government management consulting roles during that time. Mr. Morris received his Bachelor of Science Electrical Engineering degree from the University of Houston in 1983 and his Master of Business Administration degree from Georgetown University in 1997.

There are no family relationships between Mr. Morris and any director or executive officer of the Company. There are no relationships between Mr. Morris and the Company or any of its subsidiaries that would require disclosure pursuant to Item 401(d) or Item 404(a) of Regulation S-K.

Employment Agreement

In connection with his appointment as Chief Operating Officer, on April 21, 2020, the Company entered into an employment agreement with Mr. Morris (the “Employment Agreement”), effective as of the Effective Date, with the following key terms:

◦Term. Mr. Morris’s Employment Agreement is effective through the second anniversary of the Effective Date and will automatically renew on an annual basis until Mr. Morris or the Company provides 60 days’ prior notice of intent not to renew.

◦Cash Compensation. Mr. Morris will receive an annual base salary of $285,000, subject to annual review and adjustment by the Compensation Committee of the Board of Directors of the Company (the “Committee”). Beginning in fiscal year 2021, Mr. Morris will be eligible for a discretionary bonus, to be earned based upon the achievement of performance objectives to be determined by the Committee.

◦Long-Term Equity Incentives. Mr. Morris will be eligible to receive awards under any equity incentive plans, programs or arrangements made available by the Company, in amounts determined by the Committee in its sole discretion and subject to the terms and conditions of such plans, programs or arrangements as in effect from time to time.

◦Benefits. Mr. Morris will be eligible to participate in the same benefit plans and programs in which other senior executives are eligible to participate, subject to the terms and conditions of the applicable plans and programs in effect from time to time.

◦Other Consideration.

•Cash. Mr. Morris will receive a sign-on bonus in the amount of $25,000, payable within 30 days of the Effective Date.
•Equity-Based. Mr. Morris received an initial grant pursuant to the Mitcham Industries, Inc. Amended and Restated Stock Awards Plan in the form of 15,000 shares of time-vesting restricted stock and options to purchase 250,000 shares of common stock of the Company, with an exercise price of $1.25 per share.
•Expense Reimbursements. The Company will reimburse Mr. Morris for certain travel, temporary living and relocation expenses.

◦Termination for Cause or Other than for Good Reason. If Mr. Morris’s employment is terminated by the Company for Cause (as defined in the Employment Agreement), by Mr. Morris other than for Good Reason (as defined in the Employment Agreement), or due to his death or disability or the non-renewal of the Employment Agreement, then Mr. Morris will be entitled to all base salary earned by him through the termination date and, subject to the terms and conditions of any benefit plans in which he may participate at the time of such termination, any post-employment benefits available pursuant to the terms of those plans.

◦Termination without Cause or for Good Reason. If the Company terminates Mr. Morris’s employment other than for Cause or in the event Mr. Morris terminates his employment with the Company with Good Reason, then (i) if such termination takes place within two years of a Change in Control (as defined in the Employment Agreement), Mr. Morris will receive a severance payment equal to two times the sum of (A) his base salary in effect immediately prior to the date of his termination and (B) the greater of (1) the value of the annual bonus received by Mr. Morris in the most recently completed year prior to the termination, or (2) 25% of Mr. Morris’s base salary in effect immediately prior to the date of his termination (the “Change in Control Severance Payment”) and (ii) if such termination takes place other than within two years of a Change in Control, then Mr. Morris will receive the greater of (A) the Change in Control Severance Payment, or (B) the sum of (1) the value of the base salary he would have received for the remainder of his term in effect at time of termination and (2) the greater of (a) the value of the annual bonus received by Mr. Morris in the most recently completed year prior to the termination and (b) 25% of Mr. Morris’s base salary in effect immediately prior to the date of his termination.

◦Restrictive Covenants. Mr. Morris’s Employment Agreement also provides for non-competition and non-solicitation by him during the term of his employment with the Company and for twenty-four months thereafter. Mr. Morris will enter into the Company’s standard form of confidentiality agreement for its employees.

The foregoing description of the Employment Agreement in this Current Report on Form 8-K is a summary of, and is qualified in its entirety by, the terms of the Employment Agreement. A copy of the Employment Agreement is filed as Exhibit 10.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1	Employment Agreement between the Company and Dennis P. Morris (dated April 21, 2020)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mitcham Industries, Inc.

April 24, 2020	By:	/s/ Robert P. Capps

Name: Robert P. Capps
Title: Co-Chief Executive Officer, Executive Vice President-Finance and Chief Financial Officer